EXHIBIT 99.1

Barnes Group Inc. 123 Main Street Bristol, CT 06010

NEWS RELEASE

BARNES GROUP INC. ANNOUNCES THE EXIT OF

CERTAIN BUSINESSES IN THE UNITED KINGDOM

BRISTOL, Conn., December 19, 2008 — Barnes Group Inc. (NYSE: B), a leading international aerospace and industrial components manufacturer and logistical services company, today reported several recent actions to improve the performance of the Company’s Logistics and Manufacturing Services segment in Europe.

Barnes Group’s Logistics and Manufacturing Services segment is exiting certain non-core activities within its U.K. operations. The U.K. Motalink van business, based in Corsham, England, has been sold. In addition, certain assets of the U.K. direct sales to car dealerships unit and the systems business and catalog unit, based in Corsham, England, were sold. Terms of these transactions were not disclosed.

The Logistics and Manufacturing Services management team in Europe is also exiting the Corsham facility, eliminating the telesales and back office functions currently at the site. The Toolcom, U.K., and the Kent, U.K., businesses are not impacted by these actions. The Dunfermline, U.K. site will continue to support the Toolcom and Kent businesses. The results of the discontinued businesses, including the costs of the actions related to the exit, will be segregated and treated as discontinued operations in the Company’s 2008 financial statements.

“The Logistics and Manufacturing Services European management team is actively working to stabilize and improve the operational performance and cost structure of the European operations,” said Patrick Dempsey, President, Logistics and Manufacturing Services, Barnes Group Inc. “Eliminating non-core underperforming assets in the U.K. will provide for a more focused approach to the market,” continued Dempsey.

The total charges associated with these actions are estimated to be approximately $3.7 million before taxes, which will be recorded in the fourth quarter of 2008. In addition, a tax expense of approximately $3.7 million will be recorded for the write-off of deferred taxes based on expected recoverability. Revenues associated with the exited businesses were approximately $20.0 million in 2007. The reduction in fixed cost structure is expected to put Barnes Distribution Europe in a stronger position for success in the new year and the longer term.

Barnes Group Inc. (NYSE:B) is a diversified global manufacturer and logistical services company focused on providing precision component manufacturing and operating service support. Founded in 1857, the 5,700 dedicated employees at more than 70 locations worldwide are committed to achieving consistent and sustainable profitable growth. For more information, visit www.BGInc.com. Barnes Group, the Critical Components People.

This release may contain certain forward-looking statements as defined in the Private Securities Litigation and Reform Act of 1995. Forward-looking statements are made based upon management’s good faith expectations and beliefs concerning future developments and their potential effect upon the Company and can be identified by the use of words such as “anticipated,” “believe,” “expect,” “plans,” “strategy,” “estimate,” “project,” and other words of similar meaning

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in connection with a discussion of future operating or financial performance. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those expressed in the forward-looking statements. The risks and uncertainties, which are described in our periodic filings with the Securities and Exchange Commission, include, among others, uncertainties arising from the behavior of financial markets; future financial performance of the industries or customers that we serve; changes in market demand for our products and services; integration of acquired businesses; changes in raw material prices and availability; our dependence upon revenues and earnings from a small number of significant customers; uninsured claims; and numerous other matters of global, regional or national scale, including those of a political, economic, business, competitive, regulatory and public health nature. The Company assumes no obligation to update our forward-looking statements.

Contact:

Brian D. Koppy – 860.973.2126

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